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                                                                   Exhibit 10.15

                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of October 5, 2000, between RATEXCHANGE CORPORATION, a Delaware corporation (the "Company"), and D. Jonathan Merriman (the "Executive").

                  WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the employment relationship of the Executive with the Company.

                  NOW, THEREFORE, it is AGREED as follows:

                  1. Employment. The Executive is hereby employed as President and Chief Executive Officer of the Company for a period commencing on the date hereof and ending three years after the date hereof. As Chief Executive Officer and President of the Company, the Executive shall handle all day to day activities of the Company as customarily performed by persons serving in such capacities. He shall also perform such other duties as the Board of Directors of the Company may from time to time direct. The Executive agrees to serve the Company faithfully and to the best of his ability and to devote his full time, attention, and efforts to the business and affairs of the Company during the term of his employment. The Executive hereby confirms that he is under no contractua1 commitments inconsistent with his obligations set forth in this Agreement. The Executive shall be entitled without prior written consent to hold positions on the Board of Directors of entities that do not compete with the Company. The Executive has, as of the date of this Agreement, disclosed to the Board of Directors of the Company the positions the Executive currently holds on other Boards of Directors, and the Company has consented to such positions.

                 2. Location of Services. During the term of this Agreement, the Executive shall be principally located at the offices of the Board, of Directors of the Company located in the San Francisco, California metropolitan area.

                 3. Salary. The Company shall pay the Executive an annual salary equal to $300,000, with such increases as may be determined by the Company in its discretion ("Base Salary"). The Base Salary of the Executive shall not be decreased at any time during the term of this Agreement from the amount then in effect unless the Executive otherwise agrees in writing. Participation in deferred compensation, discretionary bonus, retirement, and other employee benefit plans and in fringe benefits shall not reduce the Base Salary. The Base Salary shall be payable to the Executive not less frequently than monthly.

                            4. Bonuses. The Executive shall receive a bonus of $200,000 in connection with the signing of this Agreement. This bonus shall be payable on the first business day in January, 2001. The Board of Directors may, in its sole discretion, award additional bonuses to the Executive based upon achievement of Company objectives.

                            5. Participation in the Executive Benefit Plans. In addition to the benefits noted below, the Executive shall be entitled to participate, on the same basis as other executive employees of the Company, in any stock option, stock purchase, pension, thrift, profit-sharing, group life insurance, medical coverage, education, or other retirement or employee pension or welfare plan or benefits that the Company has adopted or may adopt for the benefit of its employees. The Executive shall be entitled to participate in any fringe benefits, which are now or may be or become applicable to the Company's executive employees generally.

                            The Executive shall promptly be reimbursed for all reasonable expenses which he may incur in connection with his services hereunder in accordance with the Company's normal reimbursement policies as established from time to time.

                            6.  Stock Options.

                                    (a)     Subject to approval by the Company's
       Board of Directors, in consideration of the Executive's acceptance of employment hereunder, the Executive shall be granted options to purchase an aggregate of 2,000,000 shares of the Company's common stock, par value $.000l per share ("Common Stock"), at an exercise price to be equal to the closing price of the Common Stock as listed on The American Stock Exchange LLC on the date such options are granted, and on terms to be set forth in one of the Company's standard forms of stock option agreement to be entered into between the Company and the Executive. These options shall be granted as soon as possible after the date of this Agreement. The vesting of such options shall be as follows:

                                    (A)  options  to  purchase   500,000  shares
                                         shall  vest  as of  the  date  of  this
                                         Agreement.

                                    (B)  options  to  purchase   500,000  shares
                                         shall vest on January 1, 2005,  subject
                                         to  acceleration  to  vest  immediately
                                         upon the  completion of a financing for
                                         $15  million and  further  subject,  in
                                         either case, to continued employment as
                                         of such date.

                                    (C)  options  to  purchase   250,000  shares
                                         shall vest on the first  anniversary of
                                         this  Agreement,  subject to  continued
                                         employment as of such date.

                                    (D)  options  to  purchase   250,000  shares
                                         shall vest on the second anniversary of
                                         this  Agreement,  subject to  continued
                                         employment as of such date.

                                    (E)  options  to  purchase   250,000  shares
                                         shall vest on January 1, 2007,  subject
                                         to  acceleration  to  vest  immediately
                                         following the first quarter of positive
                                         earnings   before   interest,    taxes,
                                         depreciation   and   amortization   (as
                                         determined in accordance with generally
                                         accepted  accounting  principles) after
                                         January  2001 and further  subject,  in
                                         either case, to continued employment as
                                         of such date.

                                    (F)  options  to  purchase   250,000  shares
                                         shall vest on January 1, 2006,  subject
                                         to  acceleration  to  vest  immediately
                                         after the  Common  Stock has  traded on
                                         The  American  Stock  Exchange LLC at a
                                         price  of $7.00  per  share or more for
                                         thirty (30)  consecutive  trading  days
                                         and further subject, in either case, to
                                         continued employment as of such date.

                               (b) Each of the options will have a term of ten years from the date of grant. To the extent eligible, the options will be issued as incentive stock options within the meaning and subject to the limitations of Section 422 of the Internal Revenue Code.

                            7.  Sale of the Company.

                               (a) During the term of this Agreement or the Severance Period (as defined below), upon (i) a sale of all or substantially all of the assets of the Company, (ii) a merger of the Company with another entity where the Company is not the surviving entity or where the stockholders of the Company immediately prior to the merger own less than fifty percent (50%) of the voting stock of the Company following the merger, or (iii) a change in the membership of the Board of Directors such that individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the

       Incumbent Board shall be considered as though the individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Company's Board of Directors, the Executive shall receive $1,000,000 from the Company and all of the Executive's options that have been granted pursuant to the terms set forth in this Agreement shall vest immediately.

                               (b)  Notwithstanding  any other provision of this
       Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Executive with the Company, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal employment agreement or other arrangement for the direct or indirect provision of compensation to the Executive (including groups or classes of participants or beneficiaries of which the Executive is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Executive (a "Benefit Arrangement"), if the Executive is a "disqualified individual," as defined in Section 280G(c) of the Internal Revenue Code (the "Code"), any right to receive any payment or other benefit under this Agreement shall not become exercisable or vested or shall be forfeited to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Executive under this Agreement, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Executive under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment"). In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Agreement, in conjunction with all other rights, payments, or benefits to or for the Executive under any Other Agreement or any Benefit Arrangement would cause the Executive to be considered to have received a Parachute Payment under this Agreement, then the Executive shall have the right, in the Executive's sole discretion, to designate those rights, payments, or benefits under this Agreement, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Executive under this Agreement be deemed to be a Parachute Payment.

                            8. Standards. The Executive shall perform the Executive's duties and responsibilities under this Agreement in accordance with such reasonable standards as may be established from time to time by the Board of Directors of the Company. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the Company's industry.

                            9. Voluntary Absences: Vacations. The Executive shall be entitled to annual paid vacation of at least three weeks (fifteen days) per year or such longer period as the Board of Directors of the Company may approve. The timing of paid vacations shall be scheduled in a reasonable manner by the Executive.

                            10. Termination of Employment.

                               (a) The Executive may terminate his employment at any time after the 60-day notice period in Section 11 has elapsed. The Board of Directors of the Company may terminate the Executive's employment at any time, subject to payment of the compensation described below.

                               (b) In the case of (i) any termination other than "termination for cause" as defined below, or (ii) any termination by the Executive for "Good Reason" as defined below, the Executive shall continue to receive for twelve months, commencing on the date of such termination (the "Severance Period"), his full Base Salary, any bonus that has been earned but not paid before termination of employment; and all other benefits and compensation that the Executive would have been entitled to under this Agreement in the absence of termination of employment (collectively, the "Severance Amount"); provided, further, that all of Executive's options that have been granted pursuant to the terms set forth in this Agreement shall vest immediately upon such termination.

                               (c) The Executive shall have no right to receive compensation or other benefits from the Company for any period after termination for cause by the Company or termination by the Executive other than termination with good reason, except for any vested retirement benefits to which the Executive may be entitled under any qualified employee pension plan maintained by the Company and any deferred compensation to which the Executive may be entitled.

                               (d) The term "termination for cause' shall mean termination by the Company because of the Executive's (i) fraud or material misappropriation with respect to the business or assets of the
       Company; (ii) persistent refusal or failure materially to perform his duties and responsibilities to the Company for a period of at least ten
       (10) days, which continues after the Executive receives notice of such refusal or failure; (iii) conduct that constitutes disloyalty to the Company and which materially harms the Company or conduct that constitutes breach of fiduciary duty involving personal profit; (iv) conviction, or the entry of a plea of guilty or nolo contendere by the Executive, of a felony or crime, or willful violation of any law, rule, or regulation, involving moral turpitude; (v) the use of drugs or alcohol which interferes materially with the Executive's performance of his duties; or (vi) material breach of any provision of this Agreement.

                               (e) The term resignation for "Good Reason" shall mean that Executive's resignation occurs within three months of one of the following events: (i) an involuntary reduction of Executive's job duties or responsibilities; (ii) the Board that Executive report to someone other than the Board or the Chairman of the Board; (iii) any involuntary reduction of Executive's Base Compensation; or (iv) the issuance of a directive requiring Executive to relocate to a new office located more than 25 miles from his current office.

                               (f) The Executive's employment pursuant to this Agreement shall terminate automatically prior to the expiration of the term of this Agreement in the event of the Executive's death or disability. In the event the Executive's employment terminates prior to the expiration of the term of this Agreement due to his death or disability, the Executive shall not be entitled to any further compensation under the provisions of this Agreement, except for his base salary earned through the date of termination, and the portion of any bonus which previously had been approved by the Company but was unpaid as of the Executive's death or disability. The Executive (or, in the event of death, the Executive's estate) shall be entitled to such unpaid portion of any approved bonus only if the Executive (or the authorized representative of the Executive's estate) signs a comprehensive general release of claims in a form acceptable to Company. Payments of such approved but unpaid bonus shall not commence until after the Executive (or the authorized representative of his estate) signs such a release, and after any revocation period referenced in such release has expired. If the Executive (or the authorized representative of his Estate) does not sign such a general release of claims, the Executive (or his estate) shall not be entitled to receive any compensation under the provisions of this Agreement except for the Executive's base salary earned through the date of death or disability. In the case of disability, if the Executive violates any of the provisions of Sections 13 or 14 of this Agreement, the Company's obligations to pay the unpaid portion of any approved Bonus to the Executive shall cease on the date of such violation.

                            11. Termination by the Executive. The Executive may terminate his employment at any time during the term of this Agreement by giving sixty (60) days' prior written notice thereof to the Board of Directors of the Company. In the event of termination by the Executive under this Section 11, the Company may at its option elect to have the Executive cease to provide services immediately, provided that during such 60-day notice period the Executive shall be entitled to continue to receive his base salary.

                            12. Return of Proprietary Property. The Executive agrees that all property in the Executive's possession that he obtains or is assigned in the course of his employment with the Company, including, without limitation, all documents, reports, manuals, memoranda, customer lists, credit cards, keys, access cards, and all other property relating in any way to the business of the Company, is the exclusive property of the Company, even if the Executive authored, created, or assisted in authoring or creating such property. The Executive shall return to the Company all such property immediately upon termination of employment or at such earlier time as the Company may request.

                            13. Confidential Information. Except as permitted or directed by the Board of Directors of the Company, during the time the Executive is employed by the Company or at any time thereafter, the Executive shall not divulge, furnish, or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret information or knowledge of the Company, whether developed by himself or by others. Such confidential and/or secret information encompassed by this Section 13 includes, but is not limited to, the Company's customer and supplier lists, business plans, and financial, marketing, and personnel information. The Executive agrees to refrain from any acts or omissions that would reduce the value of any confidential or secret knowledge or information to the Company, both during his employment hereunder and at any time after the termination of his employment. The Executive's obligations of confidentiality under this Section 13 shall not apply to any knowledge or information that is now published publicly or that subsequently becomes generally publicly known, other than as a direct or indirect result of a breach of this Agreement by the Executive.

                            14. Patent and Related Matters.

                            (a) The Executive agrees to promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, process, or product made, developed, perfected, devised, conceived, or first reduced to practice by the Executive, either solely or in collaboration with others, during the Executive's term of employment by the Company, or within six months thereafter, relating to the business, products, practices, or techniques of the Company (hereinafter referred to as "Developments"). The Executive, to the extent that the Executive has the legal right to do so, hereby acknowledges that any and all of said Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of the Executive's right, title, and interest in and to any and all of such Developments.

                            (b) The provisions of this Section 14 shall not apply to any Development meeting the following conditions:

                                    (i) such Development was developed  entirely
       on the Executive's own time; and

                                    (ii) such  Development  was made without the
       use of any Company equipment, supplies, facilities, or trade secret information; and such Development does not relate at the time of conception or reduction to practice to (i) to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development; and

                                    (iii) such  Development does not result from
       any work performed by the Executive for the Company.

                                    (c)  Upon   request  and   without   further
       compensation therefor, but at no expense to the Executive, and whether during the term of the Executive's employment by the Company or thereafter, the Executive will do all lawful acts, including, but not limited to, the execution of papers and the giving of testimony, that in the opinion of the Company, its successors, or assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending, or enforcing Letters Patent, and for perfecting, affirming, and recording the Company's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

                            15. Restrictive Covenants.

                                    (a) During the  employment  of the Executive
       under this Agreement and for a period of one year after termination of such employment, the Executive shall not at any time (i) compete on his own behalf, or on behalf of any other person or entity, with the Company or any of its affiliates within all territories in which the Company does business with respect to the business of the Company or any of its affiliates as such business shall be conducted on the date hereof or during the employment of the Executive under this Agreement; (ii) solicit or induce, on his own behalf or on behalf of any other person or entity, any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates; or (iii) solicit or induce, on his own behalf or on behalf of any other person or entity, any customer of the Company or any of its affiliates to reduce its business with the Company or any of its affiliates.

                                    (b)  The  Executive  shall  not at any  time
       during or subsequent to his employment by the Company, on his own behalf or on behalf of any other person or entity, disclose any proprietary information of the Company or any of its affiliates to any other person or entity other than on behalf of the Company or in conducting its business, and the Executive shall not use any such proprietary information for his own personal advantage or make such proprietary information available to others for use, unless such information shall have come into the public domain other than through unauthorized disclosure.

                                    (c) The  ownership  by the  Executive of not
       more than 5% of a corporation, partnership or other enterprise shall not constitute a violation hereof.

                                    (d) If any  portion  of this  Section  15 is
       found by a court of competent jurisdiction to be invalid or unenforceable, but would be valid and enforceable if modified, this
       Section 15 shall  apply with such  modifications  necessary  to make this
       Section 15 valid and enforceable. Any portion of this Section 15 not required to be so modified shall remain in full force and effect and not be affected thereby. The Executive agrees that the Company shall have the right of specific performance in the event of a breach by the Executive of this Section 15.

                            16. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Executive may not assign this Agreement or any rights hereunder. Any purported or attempted assignment or transfer by the Executive of this Agreement or any of the Executive's duties, responsibilities, or obligations hereunder shall be void.

                            17. Company Remedies. The Executive acknowledges that the remedy at law for any breach of any of the provisions of Sections 12, 13 or 15 will be inadequate, and that the Company shall be entitled, in addition to any remedy at law or in equity, to preliminary and permanent injunctive relief and specific performance.

                            18. Other Contracts. The Executive shall not, during the term of this Agreement, have any other paid employment other than with a subsidiary of the Company, except with the prior approval of the Board of Directors.

                            19. Notices. All notices, requests, demands, consents, or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by overnight courier or express mail service or by postage prepaid registered or certified mail, return receipt requested (the return receipt constituting prima facie evidence the giving of such notice request, demand or other communication), by personal delivery, or by fax with confirmation of receipt and a copy mailed with postage prepaid, to the following address or such other address of which a party may subsequently give notice to the other party in accord with the provisions of this Section. Notice is effective immediately if by personal delivery or by fax with confirmation received and a copy mailed the same day. Notice sent by overnight courier or by registered or certified mail is effective the earlier of actual receipt or the fifth date after the date mailed as evidenced by the sender's certified or registered receipt.


           To the Company:            RateXchange Corporation
                                      185 Berry Street, Suite 3515
                                      San Francisco, CA 94107
                                      Attn:     Chairman


           To Employee:               D. Jonathan Merriman
                                      ---------------------

                                      ---------------------



                            20. Attorneys Fees. Should any party hereto retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof including, but not limited to, the institution of any action or proceeding, whether by arbitration, judicial or quasi-judicial action, or otherwise, to enforce any provision hereof, or for damages for any alleged breach of any provision hereof, or for a declaration of such party's rights or obligations hereunder, then whether the matter is settled by negotiation, or by arbitration or judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, reasonable attorney's fees for the services rendered to such prevailing party.

                            22.  Amendments  or  Additions.   No  amendments  or
       additions to this Agreement shall be binding unless in writing and signed by all parties hereto.

                            23. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                            24. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                            25. Governing Law. This Agreement shall be governed by the laws of the State of Delaware (other than the choice of law rules thereof).


                            (signature page follows)

                                                         RATEXCHANGE CORPORATION

                                                    By: /s/ Donald H. Sledge
                                                       -------------------------

                                                    Name:   Donald H. Sledge
                                                          ----------------------

                                                    Title: CHAIRMAN
                                                          ----------------------




                                                       /s/ D. Jonathan Merriman
                                                       -------------------------